Exhibit 1.1

[Insert number of shares]

ANTERO RESOURCES CORPORATION

Common Stock

FORM OF UNDERWRITING AGREEMENT

[•], 2013

BARCLAYS CAPITAL INC.
CITIGROUP GLOBAL MARKETS INC.
J.P. MORGAN SECURITIES LLC,
As Representatives of the several
  Underwriters named in Schedule I attached hereto,
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

Antero Resources Corporation, a Delaware corporation (the “Company”), proposes to sell [•] shares (the “Firm Stock”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  In addition, (i) Antero Resources Investment LLC, a Delaware limited liability company (the “Selling Stockholder”), proposes to grant to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”) an option to purchase up to [•] additional shares of the Common Stock on the terms set forth in Section 3 (the “ARI Option Stock”) and (ii) the Company proposes to grant to the Underwriters an option to purchase up to [•] additional shares of the Common Stock on the terms set forth in Section 3 (the “Company Option Stock” and, together with the ARI Option Stock, the “Option Stock”).  The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.”  This Agreement is to confirm the agreement concerning the purchase of the Stock from the Company and the Selling Stockholder by the Underwriters.

The steps outlined in paragraphs (A) and (B) below, and the transactions contemplated thereby, are collectively referred to as the “Reorganization,” and the effective time of the Merger (as hereinafter defined) is referred to as the “Reorganization Effective Time.” As a result of the Reorganization, Antero Resources LLC, a Delaware limited liability company (“Antero LLC”), will merge with and into the Company, with the Company being the surviving corporation.  As used in this Agreement, references to the “Company” with respect to periods prior to the consummation of the Reorganization shall be deemed to be references to Antero LLC, unless the context otherwise requires.

(A)                               It is further understood and agreed to by all parties that prior to the date hereof the following transactions occurred:

(1)                                 The Company, Antero LLC and the Selling Stockholder entered into that certain Agreement and Plan of Merger dated as of [•], 2013 and effective as of the Initial Delivery Date (the “Agreement and Plan of Merger”).

(2)                                 The Company filed that certain Certificate of Merger relating to the Merger with the Secretary of State of the State of Delaware to be effective as of [•] a.m. (New York City time) on the Initial Delivery Date (the “Certificate of Merger” and, together with the Agreement and Plan of Merger, the “Merger Agreement”).

(B)                               On the Initial Delivery Date:

(1)                                 Pursuant to the Merger Agreement, Antero LLC will merge with and into the Company, with the Company being the surviving corporation (the “Merger”).  Pursuant to the Merger, (a) the limited liability company interests in Antero LLC will be converted into limited liability company interests in the Selling Stockholder, and the members of Antero LLC will become the members of the Selling Stockholder, owning economic interests in the same proportion in the Selling Stockholder that were owned in Antero LLC, (b) [•] shares of Common Stock of the Company will be issued to the Selling Stockholder, (c) all of the common stock of the Company held by Antero LLC prior to the Initial Delivery Date will be cancelled and (d) the Company will become a direct, wholly owned subsidiary of the Selling Stockholder.

(2)                                 In connection with the Reorganization, (a) the certificate of incorporation of the Company will be amended and restated and (b) the bylaws of the Company will be amended and restated.  The amended and restated certificate of incorporation of the Company to be effective as of the Initial Delivery Date in connection with the Reorganization is referred to herein as the “Restated Certificate.”  The amended and restated bylaws of the Company to be effective as of the Initial Delivery Date in connection with the Reorganization are referred to herein as the “Restated Bylaws.”

(3)                                 The public through the Underwriters will purchase the Firm Shares from the Company.

1.                                      Representations, Warranties and Agreements of the Company.  The Company represents, warrants and agrees with each Underwriter that:

(a)                                 Registration Statement.  A registration statement on Form S-1 (File No. 333-189284) relating to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act.  Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the representatives (the “Representatives”) of the Underwriters.  As used in this Agreement:

(i)                                     “Applicable Time” means [•] [a.m.][p.m.] (New York City time) on [•], 2013;

(ii)                                  “Effective Date” means the date and time as of which the Registration Statement, or the most recent post-effective amendment thereto, was declared effective by the Commission;

(iii)                               “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433(h) under the Securities Act);

(iv)                              “Preliminary Prospectus” means any preliminary prospectus relating to the Stock included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v)                                 “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule IV hereto and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi)                              “Prospectus” means the final prospectus relating to the Stock, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(vii)                           “Registration Statement” means the registration statement (File No. 333-189284), as amended as of the Effective Date, relating to the offering, issuance and sale of the Stock including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date;

(viii)                        “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act; and

(ix)                              “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof.  Any registration statement filed pursuant to Rule 462(b) under the Securities Act is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(b)                                 Emerging Growth Company Status.  From the time of initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters

Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(c)                                  Testing-the-Waters Communications.  The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule VII hereto.

(d)                                 Ineligible Issuer.  The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Stock, is not on the date hereof and will not be on the applicable Delivery Date, an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(e)                                  Form of Documents.  The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder.  The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder.

(f)                                   No Material Misstatements or Omissions in the Registration Statement.  The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(g)                                  No Material Misstatements or Omissions in the Prospectus.  The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(h)                                 No Material Misstatements or Omissions in the Pricing Disclosure Package.  The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(i)                                     No Material Misstatements or Omissions in Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus listed in Schedule V hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule V hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(j)                                    No Material Misstatements or Omissions in Written Testing-the-Waters Communications.  Each Written Testing-the-Waters Communication listed in Schedule VII, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Written Testing-the-Waters Communication listed on Schedule VII hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).  Each Written Testing-the-Waters Communications did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of the Stock will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(k)                                 Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act.  Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder.  The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule VI hereto.  The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.  The Company has taken all actions necessary so that any “road show” (as defined in Rule 433(h) under the Securities Act) in connection with the offering of the Stock will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(l)                                     Financial Statements.  The financial statements and the related notes and supporting schedules thereto included in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles accepted in the United States applied on a consistent basis throughout the periods covered thereby, except to the extent disclosed therein. The other financial information included in the most recent Preliminary Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby.

(m)                             No Material Adverse Changes.  Since the date of the most recent audited financial statements included in the most recent Preliminary Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or any of its subsidiaries on any class of equity interests, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; and (iv) neither the Company nor any of its subsidiaries has issued or granted any securities; except in each case as otherwise disclosed in the most recent Preliminary Prospectus.

(n)                                 Organization and Good Standing.  The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, (A) have a material adverse effect on the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole or (B) materially impair the ability of the Company or any of its subsidiaries to perform their respective obligations under this Agreement and the Merger Agreement (each of clause (A) and (B), a “Material Adverse Effect”). Each of the Company and its subsidiaries has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged as described in the most recent Preliminary Prospectus.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule VIII hereto.

(o)                                 Capitalization.  The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus under the heading “Capitalization,” and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the most recent Preliminary Prospectus in all material respects and are not subject to any preemptive right, resale right, right of first refusal or similar right.  No options, warrants or other rights to purchase or exchange any securities for shares of the Company’s capital stock are outstanding, except as disclosed in the most recent Preliminary Prospectus.  All of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (“Liens”), except as described in the most recent Preliminary Prospectus.

(p)                                 Power and Authority.  The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The Company has or had, as applicable, full right, power and authority to execute and deliver the Merger Agreement and to perform its obligations thereunder.

(q)                                 Duly Authorized and Validly Issued Shares.  The shares of the Stock to be sold by the Company to the Underwriters hereunder will be duly authorized for issuance and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the most recent Preliminary Prospectus in all material respects and will be free of statutory or contractual preemptive rights, resale rights, rights of first refusal or similar rights.

(r)                                    Authorization, Execution and Delivery of the Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(s)                                   Authorization and Enforceability of the Reorganization.  The Reorganization has been duly authorized by the Company.  Each of the Agreement and Plan of Merger and the Certificate of Merger has been duly authorized, executed and delivered by the Company and, at the Reorganization Effective Time, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited (A) by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”).

(t)                                    Merger Agreement.  The Merger Agreement has been duly authorized by the Company and, on or prior to the Initial Delivery Date, will be duly executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by the parties thereto, the Merger Agreement constitutes or will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

(u)                                 Description of Certain Agreements.  Each of the Restated Certificate, the Restated Bylaws, and the Merger Agreement conforms in all material respects to the description thereof contained in the most recent Preliminary Prospectus.

(v)                                 No Defaults.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter or bylaws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority; except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(w)                               No Conflicts.  The execution, delivery and performance of this Agreement and the Merger Agreement by the Company, the issuance and sale of the Stock, the consummation of the transactions contemplated by this Agreement and the Merger Agreement and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the most recent Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property, right or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any of its subsidiaries; or (iii) result in any violation of any law or statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(x)                                 No Consents.  No consent, approval, authorization or order of, or filing, registration or qualification (“consent”) of or with any court or arbitrator or governmental or regulatory authority is required for (i) the execution, delivery and performance by the Company of this Agreement and the Merger Agreement; (ii) the issuance and sale of the Stock as described in the most recent Preliminary Prospectus; (iii) the consummation of the transactions contemplated by this Agreement and the Merger Agreement; or (iv) the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except (A) such as have been, or prior to the Initial Delivery Date will be, obtained or made, (B) for the registration of the Stock under the Securities Act and consents as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act), applicable state securities laws, and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and sale of the Stock by the Underwriters, (C) for filings that will be made on or prior to the Initial Delivery Date with the Secretary of State of the State of Delaware in connection with the Reorganization, (D) for such consents that, if not obtained, have not or would not, individually or in the aggregate, have a Material Adverse Effect; and (E) as described in the Registration Statement and the most recent Preliminary Prospectus.

(y)                                 Legal Proceedings.  Except as described in the most recent Preliminary Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property, right or asset of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or by others.

(z)                                  Independent Accountants.  KPMG LLP, which has certified certain financial statements of the Company and its subsidiaries is an independent public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(aa)                          Reserve Data.  The oil and natural gas reserve estimates of the Company and its subsidiaries as of June 30, 2013 and as of December 31, 2010, 2011 and 2012 contained in the most recent Preliminary Prospectus are derived from reports that have been audited (or, in the case of the estimates as of December 31, 2010, prepared) by either (a) DeGolyer and MacNaughton or (b) Ryder Scott Company, L.P., as set forth and to the extent indicated therein; and such estimates fairly reflect, in all material respects, the oil and natural gas reserves of the Company and its subsidiaries, at the dates indicated therein and are in accordance, in all material respects, with Commission rules and guidelines that are currently in effect for oil and gas producing companies applied on a consistent basis throughout the periods covered.

(bb)                          Independent Petroleum Engineers.  Each of DeGolyer and MacNaughton and Ryder Scott Company, L.P. have represented to the Company that they are, and the Company believes them to be, independent petroleum engineers with respect to the Company and its subsidiaries for the periods set forth in the most recent Preliminary Prospectus.

(cc)                            Title to Properties.  The Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real property and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all Liens except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(dd)                          Intellectual Property.  The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ee)                            No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other hand, that is required by the Securities Act to be described in the most recent Preliminary Prospectus which is not so described.

(ff)                              Investment Company Act.  Neither the Company nor any of its subsidiaries is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Stock and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”) or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(gg)                            Taxes.  Except as disclosed in the most recent Preliminary Prospectus, the Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, and except as otherwise disclosed in the most recent Preliminary Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(hh)                          Licenses and Permits.  The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities (“Permits”) that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the most recent Preliminary Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the most recent Preliminary Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(ii)                                  No Labor Disputes.  No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries’ contractors, except as could not reasonably be expected to have a Material Adverse Effect.

(jj)                                Environmental Laws.  Except as described in the most recent Preliminary Prospectus: (i) the Company and its subsidiaries (x) are and, during the relevant time periods specified in all applicable statutes of limitations, have been in compliance with all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety (to the extent such human health or safety protection is related to exposure to hazardous or toxic substances or wastes, pollutants or contaminants), the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses and (z) have not received any written notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) there are no proceedings that are pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries under any Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed.

(kk)                          Compliance with ERISA.  Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, and transactions which, individually or in the aggregate, would not have a Material Adverse Effect, and no such plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA; and neither the Company nor any of its subsidiaries has any reasonable expectation of incurring any liabilities under Title IV of ERISA.

(ll)                                  Disclosure Controls.  The Company and its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company and its subsidiaries in reports that the Company files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including its principal executive officer(s) and principal financial officer(s), as appropriate to allow timely decisions regarding required disclosure to be made.  The Company’s disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 15d-15(b) of the Exchange Act.

(mm)                  Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as such term is defined in Rule 15d-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive officer(s) and principal financial officer(s), to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language is prepared in accordance with the Commission’s rules and guidelines applicable thereto. As of the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by KPMG LLP, there were no material weaknesses or significant deficiencies in the internal controls of the Company.

(nn)                          Insurance.  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in reasonable amounts and insures against such losses and risks as are reasonably adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(oo)                          No Unlawful Payments.  Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(pp)                          Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(qq)                          OFAC.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions (“Sanctions”) administered or enforced by the U.S. Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Stock hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(rr)                                No Restrictions on Subsidiaries.  Except as disclosed in the Registration Statement and the most recent Preliminary Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ss)                              No Brokers.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock or the Reorganization.

(tt)                                No Integration.  The Company has not, directly or through any agent, issued, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the offering and sale of the Stock contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(uu)                          Private Placement.  The issuance of Common Stock to the Selling Stockholder pursuant to the Merger Agreement is exempt from the registration requirements of the Securities Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Company, its subsidiaries or the Selling Stockholder has taken or will take any action that would cause the loss of such exemption.

(vv)                          Stabilization.  Except as disclosed in the most recent Preliminary Prospectus, the Company and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the shares of the Stock.

(ww)                      Statistical and Market-Related Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the most recent Preliminary Prospectus and the consolidated financial statements included in the most recent Preliminary Prospectus are not based on or derived from sources that are reliable and accurate in all material respects.

(xx)                          Sarbanes-Oxley.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) applicable to the Company, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(yy)                          No Changes in Internal Controls.  Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by KPMG LLP, (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(zz)                            Critical Accounting Policies.  The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” set forth in the most recent Preliminary Prospectus accurately and fully describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(aaa)                   Contracts to be Described or Filed.  There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required.  The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.  To the Company’s knowledge, no other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(bbb)                   Summaries of Law.  The statements made in the most recent Preliminary Prospectus under the captions “Business—Regulation of the Oil and Natural Gas Industry”; “Business—Regulation of Environmental and Occupational Safety and Health Matters”; “Business—Legal Proceedings”; “Certain Relationships and Related Party Transactions”; “Corporate Reorganization”; “Description of Capital Stock”; “Shares Eligible for Future Sale”

and “Material U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(ccc)                      Additional Registration Statements. Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(ddd)                   NYSE Listing of Common Shares.  The Stock has been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution on, The New York Stock Exchange.

(eee)                      Distribution of Offering Materials.  The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(k) or Section 6(a) and any Issuer Free Writing Prospectus set forth on Schedule VI hereto and, in connection with the Directed Share Program described in Section 4, the enrollment materials prepared by Barclays Capital Inc. on behalf of the Company.

(fff)                         Directed Shares.  None of the Directed Shares distributed in connection with the Directed Share Program (each as defined in Section 4) will be offered or sold outside of the United States. The Company has not offered, or caused Barclays Capital Inc. to offer, Stock to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company, its business or its products.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.                                      Representations, Warranties and Agreements of the Selling Stockholder.  The Selling Stockholder represents, warrants and agrees that:

(a)                                 No Use of Free Writing Prospectus.  Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriters) has used or referred to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Stock.

(b)                                 Title to Securities.  Upon consummation of the Reorganization and on any Delivery Date on which the Selling Stockholder is selling shares of ARI Option Stock, the Selling Stockholder will have good and marketable title to the shares of ARI Option Stock to be sold by the Selling Stockholder hereunder on such Delivery Date free and clear of all Liens .  Upon (i) payment for the ARI Option Stock to be sold by such Selling Stockholder pursuant to this Agreement, (ii) delivery of such ARI Option Stock, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), (iii) registration of such ARI Option Stock in the name of DTC, Cede or such other nominee and (iv) DTC indicating by book entries on its books that security entitlements with respect to such ARI Option Stock have been credited to the Underwriters’ respective securities accounts, (A) DTC will acquire good and marketable title to the ARI Option Stock free and clear of all Liens; (B) DTC shall be a “protected purchaser” of such ARI Option Stock within the meaning of Section 8-303 of the New York Uniform Commercial Code (the “UCC”) (assuming DTC does not have notice of any adverse claim with respect to such ARI Option Stock); (C) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such ARI Option Stock; and (D) an action based on an “adverse claim” (as defined in Section 8-102 of the UCC) to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory may not be asserted against the Underwriters with respect to such security entitlement (assuming that the Underwriters are purchasing such ARI Option Stock without notice of any adverse claim).  For purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such ARI Option Stock will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(c)                                  Due Authorization.  The Selling Stockholder has full right, power and authority, corporate or otherwise, to enter into this Agreement and to perform its obligations hereunder.

(d)                                 Authorization, Execution and Delivery of the Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(e)                                  No Defaults.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in (i) a breach or violation of the Selling Stockholder’s charter or bylaws or similar organization documents; (ii) default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject; or (iii) violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default of violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(f)                                   No Consents.  No consent with any court or arbitrator or governmental or regulatory authority is required for (i) the sale of the Stock by the Selling Stockholder, (ii) the execution, delivery and performance by the Selling Stockholder of this Agreement and (iii) the consummation by the Selling Stockholder of the transactions contemplated by this Agreement, except (A) such as have been, or prior to the Initial Delivery Date will be, obtained or made, (B) for the registration of the Stock under the Securities Act, consents required under the Exchange Act, applicable state securities laws, and the rules of FINRA in connection with the purchase and sale of the Stock by the Underwriters, (C) for such that, if not obtained, have not or would not, individually or in the aggregate, have a Material Adverse Effect, and (D) as described in the Registration Statement and the most recent Preliminary Prospectus.

(g)                                  Affirmation of Representations and Warranties.  In respect of any statements in or omissions from the Registration Statement, Prospectus, Pricing Disclosure Package, any Issuer Free Writing Prospectuses listed on Schedule V hereto or any Written Testing-the-Water Communications listed in Schedule VII hereto, or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, made in reliance upon and in conformity with information furnished to the Company by the Selling Stockholder specifically for use in connection with the preparation thereof, the Selling Stockholder hereby makes the same representations and warranties to each of the Underwriters as the Company makes under Sections 1(f)-1(j); it being understood and agreed that the foregoing applies only to such information furnished by the Selling Stockholder to the Company, which consists of (A) the legal name, address and the number of shares of Common Stock owned by the Selling Stockholder, and (B) the other information with respect to the Selling Stockholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders”  (collectively, the “Selling Stockholder Information”).

(h)                                 No Other Obligations to Sell Common Stock.  The Selling Stockholder is not prompted to sell shares of Common Stock by any information concerning the Company that is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i)                                     Stabilization.  Except as disclosed in the most recent Preliminary Prospectus, the Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the shares of the Stock.

Any certificate signed by an officer of the Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

3.                                      Purchase of the Stock by the Underwriters.  On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell [•] shares of the Firm Stock to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter’s name in Schedule I hereto.  The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

In addition, the Selling Stockholder grants to the Underwriters an option to purchase up to [•] additional shares of Option Stock, and the Company grants to the Underwriters an option to purchase up to [•] shares of Option Stock, severally and not jointly.  Such options are exercisable in the event that the Underwriters sell more shares of Common Stock than the number of shares of Firm Stock in the offering and as set forth in Section 5 hereof.  Any such election to purchase Option Stock shall be made initially with respect to the ARI Option Stock to be sold by the Selling Stockholder and then with respect to the Company Option Stock to be sold by the Company.  Each Underwriter agrees, severally and not jointly, to purchase the number of shares of Option Stock (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of shares of Option Stock to be sold on such Delivery Date as the number of shares of Firm Stock set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of shares of Firm Stock.

The purchase price payable by the Underwriters for both the Firm Stock and any Option Stock is $[•] per share.

Neither the Company nor the Selling Stockholder shall be obligated to deliver any of the Firm Stock or Option Stock to be delivered on the applicable Delivery Date, except upon payment for all such Stock to be purchased on such Delivery Date as provided herein.

4.                                      Offering of Stock by the Underwriters.  Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions to be set forth in the Prospectus.

It is understood that approximately [•] shares of the Firm Stock (the “Directed Shares”) will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions to be set forth in the most recent Preliminary Prospectus and in accordance with the rules and regulations of FINRA to employees of the Company and its subsidiaries and persons having business relationships with the Company and its subsidiaries who have heretofore delivered to Barclays Capital Inc. offers or indications of interest to purchase shares of Firm Stock in form satisfactory to Barclays Capital Inc. (such program, the “Directed Share Program”) and that any allocation of such Firm Stock among such persons will be made in accordance with timely directions received by Barclays Capital Inc. from the Company; provided that under no circumstances will Barclays Capital Inc. or any Underwriter be liable to the Company or to any such person for any action taken or omitted in good faith in connection with such Directed Share Program.  It is further understood that any Directed Shares not affirmatively reconfirmed for purchase by any participant in the Directed Share Program by [•]:00 a.m., New York City time, on the first business day following the date hereof or otherwise are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.

The Company agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Share Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program.

5.                                      Delivery of and Payment for the Stock.  Delivery of and payment for the Firm Stock shall be made at [10:00] a.m., New York City time, on [•], 2013 or at such other date or place as shall be determined by agreement between the Representatives and the Company.  This date and time are sometimes referred to as the “Initial Delivery Date.”  Delivery of the Firm Stock shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Firm Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  The Company shall deliver the Firm Stock through the facilities of DTC unless the Representatives shall otherwise instruct.

The options granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Selling Stockholder and the Company, as applicable, by the Representatives; provided that if such date falls on a day that is not a business day, the options granted in Section 3 will expire on the next succeeding business day.  Such notice shall set forth the aggregate number of shares of Option Stock as to which the options are being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time when the shares of Option Stock are to be delivered shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the options shall have been exercised nor later than the fifth business day after the date on which the options shall have been exercised.  Each date and time the shares of Option Stock are delivered is sometimes referred to as an “Option Stock Delivery Date,” and the Initial Delivery Date and any Option Stock Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Stock by the Selling Stockholder and the Company and payment for the Option Stock by the several Underwriters through the Representatives shall be made at [10:00] a.m., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Selling Stockholder and/or the Company, as applicable.  On each Option Stock Delivery Date, the Selling Stockholder and/or the Company, as applicable, shall deliver or cause to be delivered the Option Stock to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Option Stock being sold by the Selling Stockholder and/or the Company, as applicable, to or upon the order of the Selling Stockholder and/or the Company, as applicable, of the purchase price by wire transfer in immediately available funds to the accounts specified by the Selling Stockholder and/or the Company, as applicable. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  The

Selling Stockholder and the Company shall deliver the Option Stock through the facilities of DTC unless the Representatives shall otherwise instruct.

6.                                      Further Agreements of the Company.  The Company agrees:

(a)                                 To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(b)                                 To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(c)                                  To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request:  (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(d)                                 To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.

(e)                                  Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters, and not to file any such amendment or supplement to which the Representatives reasonably object.

(f)                                   Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(g)                                  To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus.  If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(h)                                 As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 455 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Representatives (or make available through the Commission’s Electronic Data Gathering, Analysis and Retrieval System) an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158 under the Securities Act).

(i)                                     Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify; (ii) file a general consent to service of process in any such jurisdiction; or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(j)                                    For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (other than the Stock and shares of Common Stock and securities convertible into or exchangeable for Common Stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or described in the most recent Preliminary Prospectus), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to employee benefit plans, option plans, qualified stock option plans or other employee compensation plans existing on the date hereof or described in the most recent Preliminary Prospectus), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (A) or clause (B) is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than any registration statement on Form S-8), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters, and to cause each officer, director and stockholder of the Company set forth on Schedule III hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(k)                                 If Barclays Capital Inc., in its sole discretion, agrees to release or waive the restrictions set forth in a Lock-Up Agreement for an officer, director or stockholder of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by issuing a press release substantially in the form of Exhibit B hereto, and containing such other information as Barclays Capital Inc. may require with respect to the circumstances of the release or waiver and/or the identity of the officer(s), director(s) or stockholder(s) with respect to which the release or waiver applies, through a major news service at least two business days before the effective date of the release or waiver.

(l)                                     To apply the net proceeds from the sale of the Stock being sold by the Company substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(m)                             To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(n)                                 If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement.

(o)                                 In connection with the Directed Share Program, at the request of Barclays Capital Inc., the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time as is consistent with Section 6(j) to ensure that the Directed Shares will be restricted from sale, transfer, assignment, pledge or hypothecation to the same extent as sales and dispositions of Common Stock by the Company are restricted pursuant to Section 6(j). Barclays Capital Inc. will notify the Company as to which Directed Share Participants will need to be so restricted.

(p)                                 The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to December 31, 2013.

(q)                                 If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission. The Company will promptly notify the Representatives of (A) any distribution by the Company of Written Testing-the-Waters Communications or (B) any request by the Commission for information concerning the Written Testing-the-Waters Communications.

(r)                                    Except as disclosed in the most recent Preliminary Prospectus, the Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.

(s)                                   Prior to the Initial Delivery Date, the Company will file, or cause to be filed, all notices, reports, documents or other information, and will obtain any and all authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications, in each case necessary to consummate the Reorganization in accordance with all applicable laws and as described in the most recent Preliminary Prospectus.

(t)                                    The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Stock.

7.                                      Further Agreements of the Selling Stockholder.

(a)                                 Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriters) shall use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act), relating to the Stock.

(b)                                 The Selling Stockholder will deliver to the Underwriters prior to or at the Initial Delivery Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(c)                                  Except as set forth in the most recent Preliminary Prospectus, the Selling Stockholder will not to take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.

(d)                                 The Selling Stockholder agrees to do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Stock.

8.                                      Expenses.  The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Stock and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Stock; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) any required review by the FINRA of the terms of sale of the Stock; (f) the listing of the Stock on the New York Stock Exchange and/or any other exchange; (g) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 6(i) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (i) any Independent Underwriter (as defined in Section 10(h); (j) the offer and sale of shares of the Stock by the Underwriters in connection with the Directed Share Program, including the fees and disbursements of counsel to the Underwriters related thereto, the costs and expenses of preparation, printing and distribution of the Directed Share Program material and all stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program; (k) the investor presentations on any “road show” or any Testing-the-Waters Communication, undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and one-half of the cost of any aircraft chartered in connection with the road show; and (l) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement; provided that, except as provided in this Section 8 and in Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

9.                                      Conditions of Underwriters’ Obligations.  The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholder contained herein, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)                                 The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a).  The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.  If the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement.

(b)                                 No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that (i) the Registration Statement, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Latham & Watkins LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading or (ii) the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Latham & Watkins LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel is material and is necessary to make the statements therein, in the light of the circumstances existing on such Delivery Date, not misleading.

(c)                                  All corporate and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Merger Agreement, the Reorganization, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the Reorganization and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholder shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)                                 Vinson & Elkins L.L.P. shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C-1.

(e)                                  Vinson & Elkins L.L.P. shall have furnished to the Representatives its written opinion, as counsel to the Selling Stockholder, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C-2.

(f)                                   The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g)                                  At the time of execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h)                                 With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission; (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter; and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i)                                     At the time of execution of this Agreement, the Representatives shall have received from each of DeGolyer and MacNaughton and Ryder Scott Company, L.P. an initial letter (the “initial expert letter”), in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof and a subsequent letter dated as of the

Delivery Date, which such letter shall cover the period from any initial expert letter to the Delivery Date, stating the conclusions and findings of such firm with respect to the reserve and other operational information and other matters as is customary to underwriters in connection with registered public offerings.

(j)                                    The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(i)                                     That the representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)                                  That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii)                               That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, did not contain any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (2) the Prospectus, as of its date and on the applicable Delivery Date did not and does not contain any untrue statement of a material fact and did not and does not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact and did not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(k)                                 The Selling Stockholder shall have furnished to the Representatives on such Delivery Date a certificate, dated such Delivery Date, signed by an officer of the Selling Stockholder stating that it has carefully examined the Selling Stockholder Information contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement and that (i) the representations and warranties of the Selling Stockholder in this Agreement are true and correct on and as of such Delivery Date to the same effect as if made on such Delivery Date and (ii) the Selling Stockholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date.

(l)                                     Except as described in the most recent Preliminary Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, or from any labor dispute or court or governmental action, order or decree and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(m)                             Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the Exchange Act) and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.

(n)                                 Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market), or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(o)                                 The New York Stock Exchange shall have approved the Stock for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(p)                                 The Lock-Up Agreements between the Representatives and the officers, directors and stockholders of the Company set forth on Schedule III hereto, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(q)                                 On or prior to each Delivery Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

(r)                                    As of the Initial Delivery Date, all transactions described in the Preliminary Prospectus under the heading “Corporate Reorganization” shall have been completed in the manner described therein, and the Reorganization will be effective and valid in accordance with the laws of Delaware.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

10.                               Indemnification and Contribution.

(a)                                 Indemnification of Underwriters by Company.  The Company hereby agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, affiliate, director, officer, employee, selling agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or any amendment or supplement thereto, (C) any “issuer information” (as defined in Rule 433(h) under the Securities Act) in any “free writing prospectus”  (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter with respect to whose use the Company has given its consent (any such issuer information, “Permitted Issuer Information”), (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing or the offering of the Stock, including any “road show” (as defined in Rule 433(h) under the Securities Act) not constituting an Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication (“Marketing Materials”), or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee, selling agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee, selling agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f).  The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any affiliate, director, officer, employee, selling agent or controlling person of that Underwriter.

(b)                                 Indemnification of Underwriters by Selling Stockholder.  The Selling Stockholder shall indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, affiliate, director, officer, employee, selling agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto or any Permitted Issuer Information, any Marketing Materials, any Blue Sky Application or any “free writing prospectus” (as defined in Rule 405 under the Securities Act) (any such “free writing prospectus” that was prepared by or on behalf of the Selling Stockholder or used or referred to by the Selling Stockholder in connection with the offering of the Stock in violation of Section 7(a) being referred to as a “Selling Stockholder Free Writing Prospectus”); or (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, any Blue Sky Application or any Selling Stockholder Free Writing Prospectus, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, its affiliates, directors, officers, employees and selling agents and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, its affiliates, directors, officers, employees and selling agents or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred The aggregate liability of the Selling Stockholder under Section 10(b) and Section 10(e) or any claim for breach of representations and warranties of the Selling Stockholder contained in Section 2 shall be limited to an amount equal to the aggregate net proceeds, after underwriting discounts but before deducting expenses received by the Selling Stockholder, from the offering of the shares of the Stock purchased under the Agreement received by the Selling Stockholder.  The Selling Stockholder will not be liable in any such case except to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any Preliminary Prospectus, Registration Statement, the Prospectus, any Issuer Free

Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, any Blue Sky Application or any Selling Stockholder Free Writing Prospectus in reliance upon and in conformity with the Selling Stockholder Information.

(c)                                  Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, the Selling Stockholder, their respective directors, officers and employees, and each person, if any, who controls the Company or such Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, such Selling Stockholder or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application; or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f).  The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, such Selling Stockholder or any such director, officer, employee or controlling person.

(d)                                                                           Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 10 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party.  No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 10(a) or (b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(e)                                  If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b), 10(c) or 10(g) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholder, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 10(e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Stock exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  In no event shall the aggregate liability of the Selling Stockholder under Section 10(b) and 10(e) and for any claim for breach of representations and warranties of the Selling Stockholder contained in Section 2 exceed the limit set forth in Section 10(e).  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

(f)                                   The Underwriters severally confirm that the statements regarding delivery of shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

(g)                                  The Company shall indemnify and hold harmless Barclays Capital Inc. (including its affiliates, directors, officers and employees) and each person, if any, who controls Barclays Capital Inc. within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (“Barclays Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Barclays Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arises out of, or is based upon, the failure of the Directed Share Participant to pay for and accept delivery of Directed Shares that the Directed Share Participant agreed to purchase; or (iii) is otherwise related to the Directed Share Program; provided that the Company shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Barclays Entities.  The Company shall reimburse the Barclays Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

(h)                                 Without limitation of and in addition to its obligations under the other paragraphs of this Section 10, the Company agrees to indemnify and hold harmless Jefferies LLC (in the capacity described in this paragraph, the “Independent Underwriter”), its affiliates, directors, officers and employees and each person who controls Independent Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock) to which the Independent Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, the Independent Underwriter’s acting as a “qualified independent underwriter” (within the meaning of FINRA Rule 5121) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from the gross negligence or willful misconduct of the Independent Underwriter.  The relative benefits received by the Independent Underwriter with respect to the offering contemplated by this Agreement shall, for purposes of Section 10(e), be deemed to be equal to the compensation received by the Independent Underwriter for acting in such capacity.  In addition, notwithstanding the provisions of Section 10(e), the Independent Underwriter shall not be required to contribute any amount in excess of the compensation received by the Independent Underwriter for acting in such capacity.

11.                               Defaulting Underwriters.

(a)                                 If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Stock that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Stock by the non-defaulting Underwriters or other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Stock, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Stock on such terms.  In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Stock, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Stock, either the non-defaulting Underwriters or the Company may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 11, purchases Stock that a defaulting Underwriter agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the Stock of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the total number of shares of the Stock that remains unpurchased does not exceed one-eleventh of the total number of shares of all the Stock, then the Company shall have the right to require each non-defaulting Underwriter to purchase the total number of shares of Stock that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of shares of Stock that such Underwriter agreed to purchase hereunder) of the Stock of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of shares of Stock that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3.

(c)                                  If, after giving effect to any arrangements for the purchase of the Stock of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the total number of shares of Stock that remains unpurchased exceeds one-eleventh of the total number of shares of all the Stock, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 8 and Section 13 and except that the provisions of Section 10 shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

12.                               Termination.  The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company and the Selling Stockholder prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 9(m), 9(n) and 9(o) shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

13.                               Reimbursement of Underwriters’ Expenses.  If (a) the Company or the Selling Stockholder shall fail to tender the Stock for delivery to the Underwriters for any reason or (b) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives.  Notwithstanding the foregoing, if this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters or the purchase of the Stock is not consummated as a result of the occurrence of any of the events described in Section 9(n) (other than the occurrence of an event described in Section 9(n)(i)(B)), the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

14.                               Research Analyst Independence.  The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company and the Selling Stockholder hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Stockholder may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Stockholder by such Underwriters’ investment banking divisions.  The Company and the Selling Stockholder acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15.                               No Fiduciary Duty.  The Company and the Selling Stockholder acknowledge and agree that in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:  (a) no fiduciary or agency relationship between the Company, Selling Stockholder and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to either the Company or the Selling Stockholder, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Company or Selling Stockholder shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Selling Stockholder.  The Company and the Selling Stockholder hereby waive any claims that the Company or the Selling Stockholder may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

16.                               Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)                                 if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; Citigroup Global Markets Inc. General Counsel (Fax: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Syndicate Desk (Fax: (212) 622-8358);

(b)                                 if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Glen C. Warren, Jr. (Fax: (303) 357-7315); and

(c)                                  if to the Selling Stockholder, shall be delivered or sent by mail or facsimile transmission to the Selling Stockholder at the address set forth on Schedule II hereto.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Company and the Selling Stockholder shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc. on behalf of the Representatives.

17.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholder and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholder contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and selling agents of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of the directors, officers and employees of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

18.                               Survival.  The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholder and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

19.                               Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”.  For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

20.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

21.                               Waiver of Jury Trial.  The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22.                               Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

23.                               Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(Signature Pages Follow)

If the foregoing correctly sets forth the agreement between the Company, the Selling Stockholder and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ANTERO RESOURCES CORPORATION

By:
Name:
Title:

ANTERO RESOURCES INVESTMENT LLC

By:
Name:
Title:

Accepted:

BARCLAYS CAPITAL INC.
CITIGROUP GLOBAL MARKETS INC.
J.P. MORGAN SECURITIES LLC

For themselves and as Representatives
of the several Underwriters named
in Schedule I hereto

By BARCLAYS CAPITAL INC.

By:
Authorized Representative

By CITIGROUP GLOBAL MARKETS INC.

By:
Authorized Representative

By J.P. MORGAN SECURITIES LLC

By:
Authorized Representative

SCHEDULE I

Underwriters	Number of Shares of Firm Stock
Barclays Capital Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Credit Suisse Securities (USA) LLC
Jefferies LLC
Wells Fargo Securities LLC
BB&T Capital Markets, a division of BB&T Securities, LLC
BMO Capital Markets Corp.
Capital One Securities, Inc.
Comerica Securities, Inc.
Credit Agricole Securities (USA) Inc.
KeyBanc Capital Markets Inc.
Mitsubishi UFJ Securities (USA), Inc.
Morgan Stanley & Co. LLC
Raymond James & Associates, Inc.
Robert W. Baird & Co. Incorporated
Scotia Capital (USA) Inc.
TD Securities (USA) LLC
Tudor, Pickering, Holt & Co. Securities, Inc.
[•]
Total

SCHEDULE II

Name and Address of Selling Stockholder	Number of Shares of Firm Stock	Number of Shares of Option Stock

Antero Resources Investment LLC 1625 17th Street Denver, Colorado 80202	—	[•]
Total	—	[•]

SCHEDULE III

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors

Peter R. Kagan

W. Howard Keenan, Jr.

Christopher R. Manning

James R. Levy

Richard C. Connor

Robert J. Clark

Benjamin J. Hardesty

Officers

Paul M. Rady

Glen C. Warren, Jr.

Kevin J. Kilstrom

Alvyn A. Schopp

Ward D. McNeilly

Selling Stockholder

Antero Resources Investment LLC

SCHEDULE IV

ORALLY CONVEYED PRICING INFORMATION

1. [Public offering price]

2. [Number of shares offered]

SCHEDULE V

ISSUER FREE WRITING PROSPECTUSES — ROAD SHOW MATERIALS

[Insert list of certain “road show” materials]

SCHEDULE VI

ISSUER FREE WRITING PROSPECTUS

[Insert list of all “Issuer Free Writing Prospectuses”]

SCHEDULE VII

WRITTEN TESTING-THE-WATERS COMMUNICATIONS

[Insert list of all Written Testing-the-Waters Communications]

SCHEDULE VIII

SUBSIDIARIES

Subsidiaries of Antero Resources LLC (before the Reorganization):

Entity Name	Jurisdiction of Incorporation or Formation

Antero Resources Corporation	Delaware

Antero Resources Finance Corporation	Delaware

Antero Resources Bluestone LLC	Delaware

Subsidiaries of Antero Resources Corporation (after the Reorganization):

Entity Name	Jurisdiction of Incorporation or Formation

Antero Resources Finance Corporation	Delaware

Antero Resources Bluestone LLC	Delaware

Antero Resources Midstream LLC	Delaware

EXHIBIT A

LOCK-UP LETTER AGREEMENT

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.

J.P. MORGAN SECURITIES LLC

As Representatives of the several

Underwriters named in Schedule I,

c/o Barclays Capital Inc.

745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Stock”) of Common Stock, par value $0.01 per share (the “Common Stock”), of Antero Resources Corporation, a Delaware corporation (the “Company”), and that the Underwriters propose to reoffer the Stock to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on and including the 180th day after the date of the Prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).

The foregoing paragraph shall not apply to (a) bona fide gifts, sales or other dispositions of shares of any class of the Company’s capital stock, in each case that

Exhibit A-1

are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this clause (a) that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto; and (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the 180-day period referred to above, (b) the exercise of warrants or the exercise of stock options granted pursuant to the Company’s stock option/incentive plans or otherwise outstanding on the date hereof; provided, that the restrictions shall apply to shares of Common Stock issued upon such exercise or conversion and (c) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, that the Company is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the lock-up period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed Stock, as referred to in FINRA Rule 5131(d)(2)(A) that the undersigned may purchase in the Offering pursuant to an allocation of Stock that is directed in writing by the Company; (ii) Barclays Capital Inc. agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Barclays Capital Inc. will notify the Company of the impending release or waiver; and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service (as referred to in FINRA Rule 5131(d)(2)(B)) at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Barclays Capital Inc. hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

Exhibit A-2

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriters notify the Company that they do not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Stockholder named therein and the Underwriters.

This Lock-Up Letter Agreement shall automatically terminate upon the earliest to occur, if any, of (1) the termination of the Underwriting Agreement before the sale of any Stock to the Underwriters or (2) [insert sunset date], in the event that the Underwriting Agreement has not been executed by that date.

[Signature page follows]

Exhibit A-3

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

Exhibit A-4

EXHIBIT B

[Form of Press Release]

Antero Resources Corporation
[Insert date]

Antero Resources Corporation, (the “Company”) announced today that Barclays Capital Inc., the lead book-running manager in the Company’s recent public sale of [•] shares of common stock is [waiving] [releasing] a lock-up restriction with respect to [•] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on [insert date], and the shares may be sold or otherwise disposed of on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit B-1

EXHIBIT C-1

FORM OF OPINION OF COMPANY’S COUNSEL

Vinson & Elkins L.L.P. shall have furnished to the Underwriters its written opinion, as counsel to the Company, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(a)                                 The Company is validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to conduct its business as described in the Pricing Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions listed on Annex A to such opinion;

(b)                                 Each subsidiary of the Company listed on Exhibit 21.1 to the Registration Statement is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, with corporate or limited liability company, as appropriate, power and authority to conduct its business as described in the Pricing Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or limited liability company, as the case may be, in good standing in all jurisdictions set forth opposite such subsidiary’s name on Annex B to such opinion; except as described in the Pricing Disclosure Package and the Prospectus, all of the issued and outstanding capital stock and other equity interests of each such subsidiary is owned, directly or indirectly, by the Company; and to such counsel’s knowledge, the capital stock or other equity interests of each subsidiary of the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects in respect of which a financing statement has been filed with the Secretary of State of the State of Delaware, other than pledges of such capital stock or other equity interests in connection with the Company’s commercial debt facility as described in the Pricing Disclosure Package and the Prospectus;

(c)                                  The Stock delivered by the Company on such Delivery Date have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the description of such Stock contained in the Prospectus; the authorized equity capitalization of the Company is as set forth in the Pricing Disclosure Package; the stockholders of the Company have no preemptive rights with respect to the Stock under federal law, the Delaware General Corporation Law or any other instrument to which the Company is a party; and, except as set forth in the Pricing Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

(d)                                 The Company is not and, after giving effect to the offering and sale of the Stock by the Company and the application of the proceeds therefrom as described in the Pricing Disclosure Package, will not be required to register as an “investment company” within the meaning of the Investment Company Act;

(e)                                  No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by

Exhibit C-1-1

the Company for the consummation of the Reorganization or the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Stock by the Company, except such as have been disclosed in the Pricing Disclosure Package, such as have been obtained or made, or such as may be required under federal or state securities laws or by the FINRA rules, in each case where the failure to obtain such consent, approval, authorization or order of, or filing with, would not reasonably be expected to materially impair the ability of the Company and its subsidiaries to consummate the Reorganization or the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Stock by the Company;

(f)                                   Neither the Reorganization nor the execution, delivery and performance of this Agreement or the consummation of the transactions herein contemplated by the Company, or described in the Pricing Disclosure Package and Prospectus, will result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the charter or bylaws (or similar organizational documents) of the Company or of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any such subsidiary is subject filed as an exhibit to a Registration Statement, except for any breach, violation or default described in clauses (ii) and (iii) which would not, individually or in the aggregate, have a Material Adverse Effect; with respect to clause (ii) above, such counsel expresses no opinion as to the application of any state securities or Blue Sky laws or federal or state antifraud laws, rules or regulations;

(g)                                  The Registration Statement was declared effective under the Act as of the date and time specified in such opinion, [the Rule 462(b) Registration Statement (if any) was filed and became effective under the Securities Act as of the date and time (if determinable) specified in such opinion,](1) the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion (or, if stated in such opinion, pursuant to Rule 462(c)) on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or threatened under the Act;

(h)                                 This Agreement have been duly authorized, executed and delivered by the Company;

(i)                                     The Merger Agreement has been duly authorized, executed and delivered by the Company, is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions;

(1)  To be excluded from opinion if not applicable.

Exhibit C-1-2

(j)                                    The Registration Statement and Prospectus, and each amendment or supplement thereto, as of their respective effective times or issue dates, appeared on their face to comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission;(2)

(k)                                 The statements included in (A) the Pricing Disclosure Package and the Prospectus under the captions “Business—Regulation of the Oil and Natural Gas Industry”; “Business—Regulation of Environmental and Occupational Safety and Health Matters”; “Business—Legal Proceedings”; “Description of Capital Stock”; “Shares Eligible for Future Sale”; and “Material U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders” and (B) the Registration Statement in Items 14 and 15, in each case, insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate in all material respects; and

(l)                                     The Reorganization has occurred and is legal, effective and valid and in accordance with the Delaware General Corporation Law and the Delaware Limited Liability Company Act.

(2)  V&E to include typical 10b-5 language.

Exhibit C-1-3

EXHIBIT C-2

FORM OF OPINION OF SELLING STOCKHOLDER’S COUNSEL

(a)                                 Upon (i) payment for the ARI Option Stock to be sold by the Selling Stockholder pursuant to this Agreement, (ii) delivery of such ARI Option Stock, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, (iii) registration of such ARI Option Stock in the name of DTC, Cede or such other nominee and (iv) appropriate crediting of such Stock on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the UCC to such ARI Option Stock), (1) DTC shall be a “protected purchaser” of such ARI Option Stock within the meaning of Section 8-303 of the UCC, (2) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such ARI Option Stock and (3) no action based on any “adverse claim” (within the meaning of Section 8-102 of the UCC) to such ARI Option Stock may be asserted against the Underwriters with respect to such security entitlement. In giving this opinion, counsel for the Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such ARI Option Stock will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC;

(b)                                 No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by any Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the offering and sale of the ARI Option Stock sold by the Selling Stockholder, except such as have been disclosed in the Pricing Disclosure Package, such as have been obtained and made, or such as may be required under federal or state securities laws or by the FINRA rules, in each case where the failure to obtain such consent, approval, authorization or order of, or filing with, would not reasonably be expected to materially impair the ability of the Selling Stockholder to consummate the sale of the ARI Option Stock to be sold by the Selling Stockholder pursuant to this Agreement;

(c)                                  Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions herein and therein contemplated will result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to (i) to such counsel’s knowledge, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Selling Stockholder or any of its properties, (ii) to such counsel’s knowledge, any agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the properties of the Selling Stockholder is subject, or (iii) the certificate of formation or limited liability company agreement of the Selling Stockholder, except, in the case of clauses (i) and (ii), for any breaches, violations, defaults, liens, charges or encumbrances, which, individually or in the aggregate, would not materially impair the ability of the Selling Stockholder to consummate the transaction contemplated by this Agreement in

Exhibit C-2-1

connection with the offering and sale of the ARI Option Stock to be sold by the Selling Stockholder; with respect to clause (ii) above, such counsel expresses no opinion as to the application of any state securities or Blue Sky laws or federal or state antifraud laws, rules or regulations; and

(d)                                 This Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

Exhibit C-2-2